Exhibit 99.1
News Release
JBT Corporation
70 W. Madison
Suite 4400
Chicago, IL 60602

For Release: Immediate

Investors & Media:	Debarshi Sengupta	+1 312 861 6933

JBT Corporation Reports Continued Growth in the Third Quarter of 2016
Raises Full-Year Guidance for 2016

Third-quarter 2016 Highlights and 2016 Guidance:

◦	Revenue of $349.6 million, up 28 percent from prior year period

◦	Segment operating profit of $40.2 million, an increase of 34 percent

◦	Inbound orders increased 21 percent year over year

◦	Diluted earnings per share from continuing operations of $0.69 vs. $0.43 in the third quarter of 2015

◦
Raises full-year 2016 diluted earnings per share guidance to $2.05 - $2.15 or $2.30 - $2.40 on an adjusted basis, inclusive of a projected $0.06 - $0.10 per share reduction from fourth quarter acquisitions

CHICAGO, October 26, 2016-JBT Corporation (NYSE: JBT), a leading global technology solutions provider to high-value segments of the food & beverage industry, today reported results for the third quarter of 2016.
Third quarter 2016 revenue increased 28 percent from the same period in 2015, comprised of 17 percent organic growth and 11 percent growth from acquisitions. Segment operating profit increased 34 percent year over year. Segment operating profit margin improved 50 basis points to 11.5 percent in the third quarter of 2016. The third quarter results benefitted from strong aftermarket performance and a few customer shipments that had been anticipated in the fourth quarter.
Diluted earnings per share from continuing operations was $0.69 for the third quarter of 2016, including acquisition-related costs of $2 million pretax, or $0.04 per share, and a discrete tax benefit of $1.5 million, or $0.05 per share, associated with R&D credits. Diluted earnings per share from continuing operations was $0.43 in the third quarter of 2015.
“We are very pleased to report another quarter of robust earnings growth and expanded profitability,” said Tom Giacomini, Chairman, President and Chief Executive Officer. “Our investments in the business, including selective strategic acquisitions, have made us a stronger equipment and service provider, deepening relationships with our customers.”

Orders and Backlog

For the third quarter of 2016, inbound orders of $347 million increased 21 percent, reflecting year-over-year increases of 27 percent and 9 percent at FoodTech and AeroTech, respectively. Backlog increased 25 percent year over year.

Acquisitions

On October 14, 2016, JBT completed the acquisition of Cooling and Applied Technologies (C.A.T.), Inc. The purchase price was $90 million, before customary post-closing adjustments. C.A.T. is a leading producer of chillers, injection, marination, weighing, freezing, and refrigeration systems, primarily for the poultry industry. On October 3, 2016, JBT announced a definitive agreement to purchase Tipper Tie, Inc., a leading provider of engineered production and packaging solutions, and related consumables to the food industry. The purchase price is $160 million, before customary post-closing adjustments.
“Both acquisitions add highly complementary product lines to JBT’s protein platform, enabling us to offer customers a more complete production solution to their operating challenges,” added Giacomini. “The acquisitions also create value for shareholders, with significant projected earnings accretion in 2017 and 2018.”
The acquisition of C.A.T. is expected to add annual revenue of approximately $50 million. JBT expects transaction costs and purchase price accounting associated with the acquisition to result in a $0.03 - $0.05 per share negative impact in the fourth quarter of 2016. The Company expects C.A.T. to contribute $0.05 - $0.10 per share to earnings in 2017, inclusive of the impact of continuing purchase price accounting and integration costs. In 2018, the Company anticipates earnings accretion associated with the acquisition of $0.15 - $0.20 per share.
The acquisition of Tipper Tie, slated to close in the fourth quarter of 2016, is expected to add annual revenue of approximately $90 million. JBT projects the acquisition of Tipper Tie to result in dilution of $0.03 - $0.05 per share in the fourth quarter of 2016 and accretion of approximately $0.08 - $0.12 per share in 2017 and $0.23 - $0.28 per share in 2018.
2016 Outlook
“We are raising our full-year 2016 guidance, while absorbing $0.06 to $0.10 per share associated with fourth quarter acquisitions,” concluded Giacomini.
Due to strong top-line growth in 2016 and the expected contribution from the recently announced acquisitions, JBT raises its full-year revenue guidance to approximately 20 percent growth - comprised of 7 percent organic growth and 13 percent growth from acquisitions. That compares with the previous forecast of 16 percent revenue growth, with 5 to 6 percent organic growth and 10 percent growth from acquisitions. Segment operating margins are expected to increase 25 to 50 basis points. Excluding the impact of the fourth-quarter acquisitions, the Company continues to expect segment margin expansion of 50 to 75 basis points.
For 2016, the Company anticipates diluted earnings per share of $2.05 - $2.15, or $2.30 - $2.40 on an adjusted basis. That compares with previous guidance of $2.00 - $2.10, or $2.25 - $2.35 on an adjusted basis, and diluted earnings per share of $1.88 in 2015.

2016 Investor Day

JBT Corporation will be hosting its 2016 Investor Day on Thursday, November 3, at the Omni Berkshire Place Hotel in New York, NY. The presentation will be simultaneously webcast in listen-only mode from 12:30 p.m. until 3:30 p.m. EDT. The webcast and presentation materials will be accessible through the Investor Relations link on JBT’s website at http://ir.jbtcorporation.com or through a direct link at http://www.wsw.com/webcast/cc/jbt2/. An online audio replay of the presentation will be available on JBT’s Investor Relations website starting at approximately 6:00 p.m. EDT on November 3, 2016.

At the Investor Day, Giacomini and the senior management team will present the Company’s Elevate strategy and financial framework.

Third Quarter 2016 Earnings Conference Call

A conference call is scheduled for 10:00 a.m. EDT on Thursday, October 27, 2016 to discuss third quarter 2016 financial results. Participants may access the conference call by dialing (877) 201-0168 in the U.S. and Canada or (647) 788-4901 for international callers and using conference ID 91012572, or through the Investor Relations link on our website at http://ir.jbtcorporation.com. An online audio replay of the call will be available on the Company’s Investor Relations website at approximately 1:30 p.m. EDT on October 27, 2016.
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JBT Corporation (NYSE: JBT) is a leading global technology solutions provider to high-value segments of the food & beverage industry with focus on proteins, liquid foods and automated system solutions. JBT designs, produces and services sophisticated products and systems for multi-national and regional customers through its FoodTech segment. JBT also sells critical equipment and services to domestic and international air transportation customers through its AeroTech segment. JBT Corporation employs approximately 4,300 people worldwide and operates sales, service, manufacturing and sourcing operations in more than 25 countries. For more information, please visit www.jbtcorporation.com.
This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. These risks and uncertainties are described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission that may be accessed on the Company’s website. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements.

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Revenue	$349.6	$273.3	$945.5	$752.9
Cost of sales	255.5	197.1	678.8	538.0

Gross profit	94.1	76.2	266.7	214.9

Selling, general and administrative expense	56.5	48.1	168.4	142.1
Research and development expense	6.3	5.0	17.7	13.0
Restructuring expense	0.3	—	9.4	—
Other expense (income), net	1.5	2.0	2.1	1.8

Operating income	29.5	21.1	69.1	58.0

Net interest expense	2.8	1.5	7.0	5.3
Income from continuing operations before income taxes	26.7	19.6	62.1	52.7
Provision for income taxes	6.1	6.9	17.5	17.6
Income from continuing operations	20.6	12.7	44.6	35.1
Loss from discontinued operations, net of taxes	—	(0.1)	(0.1)	(0.1)
Net income	$20.6	$12.6	$44.5	$35.0

Basic earnings per share:
Income from continuing operations	$0.70	$0.43	$1.52	$1.19
Loss from discontinued operations	—	—	(0.01)	—
Net income	$0.70	$0.43	$1.51	$1.19

Diluted earnings per share:
Income from continuing operations	$0.69	$0.43	$1.50	$1.18
Loss from discontinued operations	—	(0.01)	(0.01)	(0.01)
Net income	$0.69	$0.42	$1.49	$1.17

Weighted average shares outstanding
Basic	29.4	29.5	29.4	29.5
Diluted	29.8	29.8	29.8	29.8

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited and in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Income from continuing operations as reported	$20.6	$12.7	$44.6	$35.1

Non-GAAP adjustments:
Restructuring expense	0.3	—	9.4	—

Impact on tax provision from Non-GAAP adjustments(1)	(0.1)	—	(3.0)	—

Adjusted income from continuing operations	$20.8	$12.7	$51.0	$35.1

Income from continuing operations as reported	$20.6	$12.7	$44.6	$35.1
Total shares and dilutive securities	29.8	29.8	29.8	29.8
Diluted earnings per share from continuing operations	$0.69	$0.43	$1.50	$1.18

Adjusted income from continuing operations	$20.8	$12.7	$51.0	$35.1
Total shares and dilutive securities	29.8	29.8	29.8	29.8
Adjusted diluted earnings per share from continuing operations	$0.70	$0.43	$1.71	$1.18

(1) Impact on tax provision was calculated using the Company’s annual effective tax rate of 30.6%.
The above table contains adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP financial measures, and are intended to provide an indication of our underlying ongoing operating results and to enhance investors’ overall understanding of our financial performance by eliminating the effects of certain items that are not comparable from one period to the next. In addition, this information is used as a basis for evaluating our performance and for the planning and forecasting of future periods. This information is not intended to nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited and in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net income	$20.6	$12.6	$44.5	$35.0

Loss from discontinued operations, net of taxes	—	(0.1)	(0.1)	(0.1)

Income from continuing operations as reported	20.6	12.7	44.6	35.1

Provision for income taxes	6.1	6.9	17.5	17.6
Net interest expense	2.8	1.5	7.0	5.3
Depreciation and amortization	9.1	7.3	27.2	20.9

EBITDA	38.6	28.4	96.3	78.9

Restructuring expense	0.3	—	9.4	—

Adjusted EBITDA	$38.9	$28.4	$105.7	$78.9

The above table provides net income as adjusted by income taxes, net interest expense and depreciation and amortization expense recorded during the period to arrive at EBITDA. Further, we add back to EBITDA significant expenses that are not indicative of our ongoing operations to calculate an Adjusted EBITDA for the periods reported. Given the Company’s Next Level focus on growth through strategic acquisitions, management considers Adjusted EBITDA to be an important non-GAAP financial measure. This measure allows us to monitor business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results. This information is not intended to nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE GUIDANCE TO ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE
(Unaudited and in cents)

Updated Guidance
Full Year 2016

Diluted earnings per share from continuing operations	$2.05 - $2.15

Non-GAAP adjustments:
Restructuring expense (1)	$0.40

Impact on tax provision from Non-GAAP adjustments(2)	$(0.15)

Adjusted diluted earnings per share from continuing operations	$2.30 - $2.40

(1) Restructuring expense is estimated to be between $11.0 million and $13.0 million for the full year of 2016. We have used the mid-point of the full year estimate in the table above. These amounts have been divided by our estimate of 29.8 million total shares and dilutive securities to derive the earnings per share value.

(2) Impact on tax provision was calculated using the Company's expected tax rate to be incurred on these restructuring costs of 36%.

JBT CORPORATION
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue
JBT FoodTech	$235.9	$177.8	$642.2	$480.9
JBT AeroTech	112.7	95.8	303.3	272.8
Intercompany eliminations	1.0	(0.3)	—	(0.8)
Total revenue	$349.6	$273.3	$945.5	$752.9

Income before income taxes
Segment operating profit (1)
JBT FoodTech	$28.2	$20.5	$78.0	$56.1
JBT AeroTech	12.0	9.5	31.9	26.2
Total segment operating profit	40.2	30.0	109.9	82.3

Corporate expense (1)	(10.4)	(8.9)	(31.4)	(24.3)
Restructuring expense	(0.3)	—	(9.4)	—

Operating income	$29.5	$21.1	$69.1	$58.0

Other business segment information

Inbound Orders
JBT FoodTech	$242.2	$190.5	$665.0	$542.6
JBT AeroTech	104.6	96.2	333.2	292.1
Intercompany eliminations	—	(0.2)	—	(0.7)
Total inbound orders	$346.8	$286.5	$998.2	$834.0

			As of September 30,
			2016	2015
Order Backlog
JBT FoodTech			$334.1	$276.0
JBT AeroTech			242.5	185.0
Total order backlog			$576.6	$461.0

(1) Segment operating profit is defined as total segment revenue less segment operating expenses. Corporate expense, restructuring expense, interest income and expense and income taxes are not allocated to the segments. Corporate expense generally includes corporate staff-related expense, stock-based compensation, pension and other postretirement benefit expenses not related to service, LIFO adjustments, certain foreign currency related gains and losses, and the impact of unusual or strategic events not representative of segment operations.

JBT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in millions)

	September 30,	December 31,
	2016	2015

Cash and cash equivalents	$47.9	$37.2
Trade receivables, net	240.9	212.5
Inventories	143.4	104.9
Other current assets	40.2	41.6
Total current assets	472.4	396.2

Property, plant and equipment, net	187.6	181.1
Other assets	300.7	298.8
Total assets	$960.7	$876.1

Short-term debt and current portion of long-term debt	$5.4	$2.2
Accounts payable, trade and other	120.7	110.7
Advance and progress payments	127.2	115.8
Other current liabilities	137.2	124.4
Total current liabilities	390.5	353.1

Long-term debt, less current portion	300.2	280.6

Accrued pension and other postretirement benefits, less current portion	75.3	90.7
Other liabilities	25.6	22.0

Common stock and additional paid-in capital	67.5	65.8
Retained earnings	246.6	211.1
Accumulated other comprehensive loss	(145.0)	(147.2)
Total stockholders' equity	169.1	129.7
Total liabilities and stockholders' equity	$960.7	$876.1

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in millions)

	Nine Months Ended
	September 30,
	2016	2015

Cash flows from operating activities:
Income from continuing operations	$44.6	$35.1

Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	27.2	20.9
Other	8.0	7.0

Changes in operating assets and liabilities:
Trade accounts receivable, net	(27.0)	(0.5)
Inventories	(37.9)	(17.2)
Accounts payable, trade and other	10.3	14.2
Advance and progress payments	10.3	18.9
Other - assets and liabilities, net	(8.6)	(30.5)

Cash provided by continuing operating activities	26.9	47.9

Cash required by discontinued operating activities	(0.1)	(0.1)

Cash provided by operating activities	26.8	47.8

Cash flows required by investing activities:
Acquisitions, net of cash acquired	(3.2)	(50.9)
Capital expenditures	(24.9)	(26.5)
Other	1.9	2.9

Cash required by investing activities	(26.2)	(74.5)

Cash flows provided (required) by financing activities:
Net proceeds (payments) on credit facilities	22.4	56.6
Dividends	(8.9)	(8.3)
Purchase of treasury stock	(4.4)	(7.7)
Other	(1.1)	(3.4)

Cash provided (required) by financing activities	8.0	37.2

Effect of foreign exchange rate changes on cash and cash equivalents	2.1	(5.9)

Decrease in cash and cash equivalents	10.7	4.6

Cash and cash equivalents, beginning of period	37.2	33.3

Cash and cash equivalents, end of period	$47.9	$37.9